PIONEER VALUE FUND

               AMENDMENT TO THE AGREEMENT AND DECLARATION OF TRUST

                                       OF

                               PIONEER VALUE FUND

     The undersigned, being at least a majority of the Trustees of Pioneer Value Fund, a Delaware statutory trust (the "Trust"), do hereby amend the Agreement and Declaration of Trust, dated April 2, 1996, as amended (the "Declaration"), as follows, such amendment to be effective on the date hereof:

     Pursuant to Article IX, Section 8 of the Declaration, Trustees hereby establish one additional class of shares of the Trust, which shall be designated Investor Class Shares.

     IN WITNESS WHEREOF, the undersigned being all the Trustees of the Trust have executed this instrument as of this 3rd day of August, 2004.


/s/ John F. Cogan, Jr                     /s/ Osbert M. Hood
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John F. Cogan, Jr                         Osbert M. Hood


/s/ Mary K. Bush                          /s/ Marguerite A. Piret
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Mary K. Bush                              Marguerite A. Piret


/s/ Richard H. Egdahl, M.D.               /s/ Stephen K. West
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Richard H. Egdahl, M.D.                   Stephen K. West


/s/ Margaret B.W. Graham                  /s/ John Winthrop
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Margaret B.W. Graham                      John Winthrop

                                       The address of each Trustee is:

                                          c/o Pioneer Investment Management, Inc
                                          60 State Street, Boston, Massachusetts
                                          02109